Consent of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Intellicheck Mobilisa, Inc. on Form S-3 to be filed on or about October 21, 2016 of our report dated March 25, 2016, on our audits of the consolidated financial statements as of December 31, 2015 and 2014 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3.

/s/ EisnerAmper

 Iselin, New Jersey

October 21, 2016